UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014 (January 31, 2014)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska		68179
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James R. Young, Executive Chairman of the Board, and a named executive officer of Union Pacific Corporation (the “Company”), retired as an executive officer of the Company, effective January 31, 2014. He will continue to serve as the non-executive Chairman of the Board.

On February 6, 2014, the Board of Directors of the Company elected Lance M. Fritz as President and Chief Operating Officer of Union Pacific Railroad Company, the principal operating subsidiary of the Company (the “Railroad”).

Mr. Fritz, 51, joined the Railroad in 2000 in the Marketing Department. Mr. Fritz held several executive positions in the Railroad’s Operating Department from 2005 through 2008. He became Vice President-Labor Relations in 2008 and then Vice President-Operations in January 2010. Mr. Fritz was elected Executive Vice President-Operations in September 2010.

Mr. John J. Koraleski will remain Chief Executive Officer of the Railroad and Chief Executive Officer and President of the Company.

In connection with Mr. Young’s retirement and in consideration for his services to the Company, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors waived the continuous employment and service provisions with respect to outstanding retention units, stock options, and performance units previously granted to Mr. Young; other than with respect to the employment and service provisions, such stock units and stock options otherwise will continue to vest and be payable in accordance with the terms of the original agreements. As a non-employee director of the Company, Mr. Young will receive the annual retainer payable to all of the Company’s non-employee directors, along with a $25,000 annual retainer for his on-going service as Chairman of the Board.

In connection with the promotion of Mr. Fritz, the Board, acting upon the recommendation of the Committee, authorized the increase of his salary to $643,000 per year. Mr. Fritz will continue to be eligible to participate in the stock and other incentive plans and programs of the Company.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release relating to the foregoing announcements, dated February 6, 2014, is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Union Pacific Corporation, dated February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel

Exhibit Index

99.1	Press Release of Union Pacific Corporation, dated February 6, 2014